Exhibit 10.41

Amendment #1 to Employee Services Agreement

     THIS AMENDMENT TO EMPLOYEE SERVICES AGREEMENT (this “Amendment”) by and between Global eXchange Services, Inc. (“GXS”) and G International, Inc. (“G International”)

RECITALS

A. GXS and G International are parties to an Employee Services Agreement, effective as of November 1, 2004 (the “Agreement”) pursuant to which GXS provides certain managements and professional services to G International. Capitalized terms used but not otherwise defined in this Amendment have the meanings assigned to them in the Agreement.

B. The parties desire to set forth their agreement with respect to the modification of the Agreement to extend the term thereof as set forth in this Amendment.

AGREEMENTS

     NOW THEREFORE, in consideration of the premises and of the agreements contained herein, the Employee Services Agreement is hereby amended as follows:

Section 1. Term. Section 6.08 of the Agreement is hereby modified to provide that, the Agreement is hereby extended through the end of the Payroll Period ending June 30, 2005, unless sooner terminated by either party upon thirty (30) days prior written notice to the other party or by the mutual written consent of the parties.

Section 2. Miscellaneous.

     2.1 Integration. This Amendment embodies the entire understanding of the parties hereto with respect to the subject matter hereof and supercedes all prior negotiations, understandings and agreements among them with respect thereto. The provisions of this Amendment may be waived, supplemented or amended only by an instrument in writing signed by each of Licensor and Licensee.

     2.2 Counterparts. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed and delivered on its behalf by its duly authorized representative effective as of the date set forth below.

GLOBAL EXCHANGE SERVICES, INC.	G INTERNATIONAL, INC.

By: /s/ Ann Addison	By: /s/ Tom Thomas
Name: Ann Addison	Name: Tom Thomas
Title: VP, Human Resources	Title: President, GM
Date: May 3, 2005	Date: May 2, 2005